Exhibit 10.2

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

Warrant No. [__]	Date of Issuance: _______, 20__

ROCKDALE RESOURCES CORPORATION

WARRANT TO PURCHASE COMMON STOCK

This Warrant to Purchase Common Stock (this “Warrant”) is issued to Zel C. Khan, an individual, and a Texas resident (the “Executive”), by Rockdale Resources Corporation, a Colorado corporation (the “Company”). The Executive acknowledges that this Warrant is issued pursuant to the Executive Employment Agreement by and between the Company and Executive effective as of October 1, 2015, pursuant to which Executive has agreed to serve as the Chief Executive Officer and President of the Company.

1.         Purchase of Shares. Subject to the terms and conditions of this Warrant, the Executive is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Executive in writing), to purchase from the Company shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”), subject to adjustment pursuant to Section 8.

2.         Purchase Price. The purchase price for the Shares shall be $0.20 per share of Common Stock, subject to adjustment pursuant to Section 8 (such price, as adjusted from time to time, is herein referred to as the “Exercise Price”).

3.         Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Date of Issuance of this Warrant (set forth above) and ending at 5:00 p.m. on the date 36 months from Date of issuance; provided, however, that in the event of (a) the closing of the sale or transfer of all or substantially all of the Company’s assets, or (b) the closing of the acquisition of the Company by another entity (other than an entity controlled or affiliated with the Executive) by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company’s capital stock such that the shareholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the Executive of the Warrant at least 30 days prior to the consummation of such event or transaction.

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4.        Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3, the Executive may exercise, in whole or in part, the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

(a) the surrender of the Warrant, together with a duly executed copy of the form of exercise notice attached hereto as Exhibit A, to the Secretary of the Company at its principal offices; and

(b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

The Executive understands that (a) the Warrant and, (b) until such time as Shares have been registered under the Securities Act, if ever, or, may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

 5.       Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of shares of common stock (the “Shares”) so purchased shall be issued as soon as practicable thereafter, and in any event within 30 days of the delivery of the exercise notice and aggregate Exercise Price.

6.        Issuance of Shares. Except as otherwise provided herein, the Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

7.        Adjustment of Exercise Price and Number of Shares. The number of Shares purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its common stock (“Common Stock”), by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per Share, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

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(b) Reclassification, Reorganization, and Consolidation. Subject to Section 3, above, in the case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 8(a)), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Executive, so that the Executive shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Shares by the Executive immediately prior to such reclassification, reorganization or change. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Executive so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of this Warrant, or in the Exercise Price, the Company shall promptly notify the Executive of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8.         No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall issue one additional whole Share of Common Stock.

9.         No Shareholder Rights. Prior to the exercise of this Warrant, the Executive shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and the Executive shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

10.      Successors and Assigns. Subject to the restrictions on transfer described in Section 12 below, the rights and obligations of the Company and the Executive shall be binding on and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

11.      Transfer of this Warrant or any Shares Issued on Conversion Hereof. The Executive shall not sell, assign, pledge, transfer or otherwise dispose of or encumber this Warrant or any Shares issued upon exercise hereof (collectively, the “Securities”), except (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by the Executive of an opinion of counsel satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. Any transfer or purported transfer of the Securities in violation of this Section 12 shall be voidable by the Company. The Company shall not register any transfer of the Securities in violation of this Section 12. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 12.

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13.      Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Executive. Restrictions. By acceptance hereof, the Executive acknowledges that the Shares acquired upon the exercise of this Warrant have restrictions upon their resale imposed by state and federal securities laws.

14.      Governing Law. This Warrant, and all related matters, whether in contracts or tort, in law or in equity, or otherwise, shall be governed by the laws of the State of Texas, without regard to choice of law or conflict of law principles that direct the application of the laws of a different state.

15.      Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

16.      Venue. All disputes and controversies arising out of or in connection with this
Warrant shall be resolved exclusively by the state and federal courts located in Travis County, Texas, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

17.      Waiver of Jury Trial. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS WARRANT.

18.      Non-circumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Executive.

19.      Effect of Facsimile and Photocopied Signatures. This Warrant may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Warrant or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Warrant signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Warrant shall be effective as an original for all purposes.

[Signature Page Follows]

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This Warrant is issued effective as of the Date of Issuance set forth above.

ROCKDALE RESOURCES CORPORATION, a Colorado corporation

By:
Leo Womack, Chairman

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Exhibit A

EXERCISE NOTICE

Rockdale Resources Corporation Attention: Corporate Secretary

The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant to Purchase Common Stock issued by Rockdale Resources Corporation, a Colorado corporation (the “Company”) (Warrant No. [ ]) and held by the undersigned, ___________ shares of Common Stock of the Company. Payment of the Exercise Price per Share required under the Warrant accompanies this Subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such Shares for his own account for investment purposes only, and not for resale or with a view to distribution of such Shares or any part thereof.

Date:
Signature ____________________________
Print Name ____________________________
Title ____________________________
Address ____________________________
Name in which Shares should be registered:
____________________________

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